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                                                                    EXHIBIT 10.6

[REDIFF ON THE NET LETTERHEAD]

28th December, 1998

Rediffusion Dentsu, Young & Rubicam Limitedd
Sterling Centre
Shivsagar Estate
Worli, Mumbai 400 018

Dear Sirs,

Consequent to your presentation and our discussions we have pleasure in appointing you as our exclusive Advertising Agency for a period of two years beginning from 1st January, 1999 on the terms and conditions given below:

You will develop advertising and communication strategies, prepare and execute effective and efficient media plans, implement these plans in a timely manner and monitor the effectiveness of the media buys regularly.

You will be entitled to retain a 10% agency commission on all media and non-media billing. All creative and artworks created by you will be billed to us as per your standard tariff schedule approved by us.

All commitments you make on our behalf (including financial commitments) must have our prior written approval and the persons authorised by us to give such approvals are:

Name and Designation: Mr. Ajit Balakrishnan, Chairman & CEO

All bills submitted by you will be paid by us within 30 days other than those assignments that need partial payments like film production, market research etc.

During the period of this agreement and or subsequent extensions you will maintain full confidentiality of all our information and plans.

All advertising materials prepared by you and paid for by us will remain our property and will be handed over to us as and when demanded.

This agreement can be extended with the mutual consent of the parties for such further period of one year at a time.

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This agreement can be extended with the mutual consent of the parties for such further period of one year at a time.

This agreement and or any extension thereof can be terminated by either of the parties by giving 90 days notice in writing. On termination, we undertake to settle all outstanding invoices and work in progress, which has our approval.

Any dispute or claim arising under this agreement shall be subject to the jurisdiction of the courts in Mumbai.

        Regd. Off.: Sterling Centre, 4th Floor, Dr. Annie Besant Road,
        Worli, Mumbai 400 018. Tel: (022) 4937313/7308,
        4940206/5750, Fax: (022) 4936557.
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As a token of your acceptances, please sign and return a copy of this letter.

Thanking you,

Yours faithfully,
Rediff Communication Limited

/s/ [SIGNATURE ILLEGIBLE]

Authorised Signatory




                    REDIFFUSION DENTSU YOUNG & RUBICAM LTD.
                             [SIGNATURE ILLEGIBLE]
                              AUTHORISED SIGNATORY